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                                                                    EXHIBIT 99.4

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as an individual about to become a director of Colorado Business Bankshares, Inc. ("CoBiz") in the registration statement on Form S-4 filed by CoBiz in connection with the registration of its common stock to be issued in a merger transaction in which First Capital Bank of Arizona will be acquired by CoBiz.

                                            /s/ ALAN R. KENNEDY

Dated: January 17, 2001